UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902
Address

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, Kimberly Reed informed the Board of Directors (the “Board”) of Primo Brands Corporation (the “Company”) of her resignation from the Board, effective January 15, 2026. Ms. Reed had served as a member of the Board’s Nominating and Governance Committee and Chair of the Board’s Sustainability Committee. The decision by Ms. Reed to resign from the Board was not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.

Additionally, on January 15, 2026, the Board appointed Minsok Pak to serve on the Board, effective January 15, 2026, to fill the vacancy created by Ms. Reed’s resignation. Mr. Pak will serve as a director until the Company’s 2026 Annual Meeting of Stockholders or until his successor shall have been elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal. Mr. Pak will also serve as a member of the Board’s Audit Committee and Sustainability Committee.

Mr. Pak, age 56, held several roles at CJ Foods, an international food manufacturer, from 2022 to 2025, including Chief Executive Officer (March 2023 to May 2025), Chief Operating Officer (November 2022 to March 2023) and Chief Growth and Marketing Officer (September 2022 to November 2022), where he was responsible for spearheading global operations, growing the business and entering new markets. Prior to CJ Foods, from 2020 to 2022, he served as Executive Vice President, Chief Strategy and Transformation Officer of Mondelēz International, an international snack manufacturer, where he was responsible for enterprise strategy as well as strategic growth opportunities, including M&A, new business and digital transformation initiatives. Prior to Mondelēz, he served as Executive Vice President and Chief Strategy and Innovation Officer at Target Corporation, a general merchandise retailer, from 2017 to 2020, where he had oversight of Target’s enterprise strategy and innovation efforts and helped lead the development and implementation of the company’s growth strategy. He began his career at McKinsey & Company, where he spent nearly two decades in various roles, including Head of the Asia-Pacific Sales and Marketing, and other leadership positions in North American Supply Chain and Asia Consumer & Retail practices. The Board believes that Mr. Pak’s extensive experience as a leader of food manufacturing companies will be a valuable contribution to the Board.

Mr. Pak was appointed to the Board as a Sponsor Nominee (as defined in the Amended and Restated Certificate of Incorporation of the Company (the “Charter”)) in accordance with the Stockholders Agreement, dated November 7, 2024, by and between the Company, Triton Water Parent Holdings, LP and the other parties joined thereto from time to time, and the Charter.

Since the beginning of the Company’s last fiscal year, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Pak had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Pak will receive compensation for his service as a director consistent with the Company’s Non-Employee Director Compensation Program as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2025. In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Pak, which is attached as Exhibit 10.26 to the Company’s Current Report on Form 8-K 12G3/A dated November 12, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: January 16, 2026	By:	/s/ Hih Song Kim
Hih Song Kim
Chief Legal Officer & Corporate Secretary